NEWS RELEASE Release Date: July 26, 2006 at 7:00 a.m. EST

KNBT BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS
AND DECLARATION OF QUARTERLY DIVIDEND
________________________

Lehigh Valley, PA (July 26, 2006) — KNBT Bancorp, Inc. (NASDAQ/NMS: “KNBT”), the holding company for Keystone Nazareth Bank & Trust Company (the “Bank”), today reported net income of $5.9 million for the quarter ended June 30, 2006, an increase of $668,000 or 12.8% compared to net income of $5.2 million for the quarter ended June 30, 2005. KNBT’s diluted earnings per share increased 16.7% to $0.21 for the quarter ended June 30, 2006, compared to $0.18 for the second quarter of 2005.

For the six months ended June 30, 2006, net income increased by $1.3 million, or 13.1% to $11.4 million compared to $10.1 million for the same period in 2005. Diluted earnings per share for the six months ended increased 14.3% to $0.40 compared to $0.35 for the six months ended June 30, 2005.

KNBT also announced that its Board of Directors declared a dividend of $0.08 per share payable on September 1, 2006 to shareholders of record on August 14, 2006.

During the second quarter of 2006, KNBT repurchased 1,133,200 shares of common stock at an average cost of $16.16 per share. On July 19, 2006, KNBT completed its second stock repurchase plan covering 3,151,297 shares and commenced its previously announced third stock repurchase program covering 2,807,219 shares.

Scott V. Fainor, President and Chief Executive Officer of KNBT stated, “As with most financial institutions, KNBT continues to find the current interest rate environment challenging. However, our prior strategic acquisitions and the continued expansion of the KNBT Wealth Management Group have enabled us to grow our non-interest income, net income and earnings per share notwithstanding the difficult interest rate environment.“

Net Interest Income and Net Interest Margin

Net interest income increased by $461,000 or 2.6% to $18.5 million for the second quarter of 2006 compared to $18.1 million in the second quarter of 2005. Average interest-earning assets increased by $122.3 million to $2.6 billion for the quarter ended June 30, 2006 compared to $2.5 billion for the quarter ended June 30, 2005.

The net interest margin on a tax-equivalent basis for the quarter ended June 30, 2006 increased to 2.90% compared to 2.89% for the first quarter of 2006 and declined from 3.00% compared to the second quarter of 2005. The continuing flat yield curve and the increased cost of short-term funding are the prime reasons for KNBT’s historically low margins.

KNBT presents its net interest margin on a tax equivalent basis because management believes that such a presentation provides information that is more useful for a proper understanding of KNBT’s operating results. These disclosures should neither be viewed as a substitute for operating results determined in accordance with GAAP nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Without the adjustment for tax-free income, the net interest margin was 2.83%, 2.80% and 2.89% for the quarters ended June 30, 2006, March 31, 2006 and June 30, 2005, respectively.

Provision for Loan Losses and Related Allowance for Loan Losses

The provision for loan losses for the quarter ended June 30, 2006 was $1.2 million compared to $750,000 for the quarter ended March 31, 2006 and $534,000 for the quarter ended June 30, 2005. At June 30, 2006, KNBT’s total non-performing assets were $7.4 million compared to $8.5 million at March 31, 2006. The ratio of non-performing assets to total assets was 0.25% at June 30, 2006 compared to 0.23% at June 30, 2005. At June 30, 2006, KNBT’s allowance for loan losses was 235.33% of its non-performing loans and 1.08% of its total loans.

Non-Interest Income and Non-Interest Expense

Non-interest income was $10.4 million for the second quarter of 2006, an increase of $3.9 million or 59.4% compared to the same period in 2005. Income from Wealth Management increased $1.3 million due to the expanded operations of KNBT’s Trust Department that included activity for the Trust Company of Lehigh Valley acquired on February 28, 2006 for the full quarter and the expanded brokerage services provided by KNBT Securities. The insurance group (Caruso Benefits Group, Inc. and Higgins Insurance Services) increased fee income $564,000 during the quarter. Also contributing to the increase in non-interest income during the quarter was a $1.6 million gain on the sale of $55 million in municipal securities and an increase of $340,000 in deposit service charges.

Non-interest expense was $19.4 million for the quarter ended June 30, 2006, an increase of $2.4 million or 14.3% compared to the same period for 2005. The increase reflects the added expenses from expanded operations attributed to acquisitions. On a linked quarter basis, non-interest expense remained essentially unchanged.

Income Tax Expense

Income tax expense for the quarter ended June 30, 2006 increased $590,000 or 31.5% from the same period in 2005 due to the increase in income and reduced levels of tax-exempt income. The effective tax rates were 29.4% for the second quarter of 2006 and 26.4% for the second quarter of 2005.

Balance Sheet Overview

KNBT’s total assets were relatively unchanged at $3.0 billion at June 30, 2006, from March 31, 2006.

Total loans were $1.5 billion at June 30, 2006, an increase of $49.7 million or 3.4% compared to March 31, 2006. Deposits increased $37.4 million or 2.0% at June 30, 2006 to $1.9 billion compared to March 31, 2006. During the second quarter of 2006, loans grew at an annualized rate of 13.5% and deposits grew at an annualized rate of 8.0%. For the first six months of 2006, loans grew at an annualized rate of 7.9% and deposits grew at an annualized rate of 6.5%. Advances from the Federal Home Loan Bank (“FHLB”) declined $46.1 million or 7.0% to $613.5 million at June 30, 2006 compared to $659.6 million at March 31, 2006 due to maturing advances.

KNBT’s total shareholders’ equity decreased by $18.0 million to $341.8 million at June 30, 2006 compared to $359.8 million at March 31, 2006. The decrease was primarily the result of repurchases of KNBT common stock in connection with the Company’s stock repurchase program and the payment of dividends. During the quarter ended June 30, 2006, the Company repurchased $18.3 million of its common stock and paid cash dividends of $2.2 million. Another factor contributing to the decline was a decrease in accumulated other comprehensive income of $4.4 million relating to a decline in unrealized gains on investment securities available-for-sale. Adding to shareholders’ equity was $5.9 million in net income for the quarter ended June 30, 2006.

About KNBT Bancorp, Inc.

KNBT Bancorp, Inc. is the parent bank holding company for Keystone Nazareth Bank & Trust Company. Keystone Nazareth Bank & Trust Company is a Pennsylvania-chartered savings bank headquartered in Bethlehem, Pennsylvania with 58 branch offices in Lehigh, Northampton, Carbon, Monroe, Luzerne, Columbia and Schuylkill Counties, Pennsylvania.

Website: www.knbt.com

Contacts:

Scott V. Fainor, President and Chief Executive Officer, KNBT Bancorp, Inc. and Keystone
Nazareth Bank & Trust Company, 610-861-5000

Eugene T. Sobol, Senior Executive Vice President, Chief Financial Officer and Treasurer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to the Company of the Bank management’s intentions, plans, beliefs, expectations or opinions or with respect to the operation of the Company or its subsidiaries. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) Economic and competitive conditions which could affect the volume of loan originations, deposit flows and real estate values; (2) The levels of non-interest income and expense and the amount of loan losses; (3) Competitive pressure among depository institutions increases significantly; (4) Changes in the interest rate environment may reduce interest margins; (5) General economic conditions, either nationally or in the markets in which KNBT is doing business, are less favorable than expected; (6) Acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties; (7) Legislation or changes in regulatory requirements adversely affect the business in which KNBT is engaged; and other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission (“SEC”) from time to time. Copies of these documents may be obtained from KNBT upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. KNBT undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

###

KNBT Bancorp, Inc.
Consolidated Statements of Income
(unaudited)
	For the Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2006	2006	2005	2005	2005
	(in thousands except per share data)
Interest income	$36,661	$36,271	$37,129	$36,444	$31,611
Interest expense	18,140	17,536	17,959	16,282	13,551

Net interest income	18,521	18,735	19,170	20,162	18,060
Provision for loan losses	1,200	750	852	660	534

Net interest income after
provision for loan losses	17,321	17,985	18,318	19,502	17,526

Non-interest income:
Deposit service charges	2,340	2,186	2,285	2,270	2,000
Securities gains	1,597	138	44	270	24
Gains on extinguishment of debt	—	1,179	—	—	—
Wealth management income	2,302	1,920	1,528	1,199	988
Bank-owned life insurance	781	774	790	783	712
Insurance group income	2,395	1,925	2,062	1,948	1,831
Other	1,034	958	957	1,292	1,001

Total non-interest income	10,449	9,080	7,666	7,762	6,556

Non-interest expenses:
Salaries, wages and employee benefits	11,147	10,674	10,259	9,997	9,479
Net occupancy and equipment expense	2,964	3,263	3,018	2,912	2,476
Other	5,289	5,576	5,145	5,469	5,015

Total non-interest expense	19,400	19,513	18,422	18,378	16,970

Income before income taxes	8,370	7,552	7,562	8,886	7,112
Income tax expense	2,464	2,072	2,111	3,579	1,874

Net income	$5,906	$5,480	$5,451	$5,307	$5,238

Per Common Share Data

Weighted average common shares- diluted	27,805,107	28,425,764	29,316,598	29,734,426	29,630,725
Weighted average common shares- basic	27,381,824	28,045,012	28,927,609	29,681,764	29,358,352
Net income per share- diluted	$0.21	$0.19	$0.19	$0.18	$0.18
Net income per share- basic	$0.22	$0.20	$0.19	$0.18	$0.18
Book value	$12.83	$13.03	$13.19	$13.27	$13.54
Tangible book value	$7.86	$8.32	$8.84	$9.00	$9.26

	KNBT Bancorp, Inc.
	Asset Quality
	(unaudited)
	At Period End or
	For the Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2006	2006	2005	2005	2005
		(dollars in thousands)
Non-accruing loans	$6,066	$6,951	$6,839	$6,308	$5,702
Accruing loans 90 days
or more past due	988	1,258	2,167	2,108	1,218

Total non-performing loans	7,054	8,209	9,006	8,416	6,920
Other real estate owned	322	242	162	388	319

Total non-performing assets	$7,376	$8,451	$9,168	$8,804	$7,239

Total non-performing loans
as a percentage of loans, net	0.46%	0.56%	0.61%	0.58%	0.49%
Total non-performing loans
as a percentage of total assets	0.24%	0.27%	0.29%	0.27%	0.22%
Total non-performing assets
as a percentage of total assets	0.25%	0.28%	0.30%	0.28%	0.23%
Allowance for loan losses,
beginning of period	$15,963	$15,964	$15,754	$15,760	$10,450
Reserve received in merger	—	—	—	—	5,281
Provision for loan losses	1,200	750	852	660	534
Total charge offs	(754)	(836)	(734)	(729)	(658)
Recoveries on loans previously
charged-off	191	85	92	63	153

Net loans charged off	(563)	(751)	(642)	(666)	(505)

Allowance for loan losses, at
period end	$16,600	$15,963	$15,964	$15,754	$15,760

Allowance for loan losses at period end to:
Average net loans	1.11%	1.09%	1.10%	1.10%	1.31%
Total loans at period end	1.08%	1.07%	1.08%	1.07%	1.10%
Non-performing loans	235.33%	194.46%	177.26%	187.19%	227.75%

	KNBT Bancorp, Inc.
	(unaudited)
	For the Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Balances (Period End)	2006	2006	2005	2005	2005
		(dollars in thousands)
Assets	$2,994,485	$3,002,004	$3,081,809	$3,122,403	$3,115,556

Total earning assets:	2,631,759	2,646,728	2,731,470	2,765,409	2,790,393
Investment securities	1,022,900	1,142,481	1,206,880	1,256,913	1,336,343
Loans	1,523,847	1,474,158	1,465,764	1,451,609	1,418,225
Commercial	536,947	513,891	508,614	506,669	481,540
Mortgage	503,946	484,500	479,351	469,760	461,694
Consumer	499,554	491,730	493,763	490,934	490,751
Less:Allowance for loan losses	(16,600)	(15,963)	(15,964)	(15,754)	(15,760)
Loans held for sale	20	—	556	1,806	2,109
Other earning assets	84,992	30,089	58,270	55,081	33,716
Goodwill and other intangible assets	135,132	133,103	129,918	134,420	136,534

Total deposits:	1,912,797	1,875,359	1,852,251	1,780,003	1,769,049
Non-interest bearing deposits	205,847	202,572	194,549	189,323	183,265
Interest bearing checking	238,715	239,440	233,520	235,019	236,012
Money market	438,457	390,050	395,893	324,976	301,765
Savings	252,435	264,949	264,223	279,556	295,905
Certificates of deposit	654,583	648,386	634,252	619,159	618,661
IRA & Keogh	122,760	124,987	124,814	126,970	128,441
Brokered CDs	—	4,975	5,000	5,000	5,000

Other borrowings	54,862	36,887	76,932	65,695	72,036
Subordinated debt	38,642	38,758	38,872	38,985	39,096
Federal Home Loan Bank advances	613,487	659,615	705,125	814,408	821,165
Shareholders’ equity	341,823	359,773	376,552	385,982	406,001
		For the Three Months Ended

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Balances (Daily Average)	2006	2006	2005	2005	2005

		(dollars in thousands)
Assets	$2,975,532	$3,018,876	$3,143,896	$3,099,990	$2,764,816

Total earning assets:	2,619,100	2,672,203	2,797,894	2,780,958	2,496,781
Investment securities	1,096,658	1,178,368	1,226,278	1,302,720	1,210,112
Loans	1,499,584	1,470,654	1,449,526	1,432,866	1,206,453
Commercial	526,522	515,424	498,080	491,171	423,911
Mortgage	493,575	480,156	475,352	466,772	404,786
Consumer	495,589	490,956	491,930	490,802	390,708
Less:Allowance for loan losses	(16,102)	(15,882)	(15,836)	(15,879)	(12,953)
Loans held for sale	330	559	1,194	1,358	707
Other earning assets	22,528	22,622	120,896	44,014	79,509
Goodwill and other intangible assets	134,543	130,707	130,168	134,620	103,505

Total deposits:	1,853,122	1,814,393	1,821,061	1,755,257	1,542,357
Non interest bearing accounts	196,149	185,614	186,819	182,745	149,867
Interest bearing checking	233,862	229,219	228,339	233,442	207,076
Money market	380,712	370,750	384,030	297,635	276,281
Savings	257,816	260,759	270,277	289,644	252,721
Certificates of deposit	656,589	638,223	620,794	619,572	539,286
IRA & Keogh	124,222	124,849	125,803	127,219	113,669
Brokered CDs	3,772	4,979	5,000	5,000	3,457

Other borrowings	48,809	68,182	70,559	109,199	43,754
Subordinated debt	38,713	38,831	38,941	39,056	26,661
Federal Home Loan Bank advances	645,831	693,955	796,057	783,036	749,132
Shareholders’ equity	356,669	370,395	382,164	400,508	391,792

	KNBT Bancorp, Inc.
	(unaudited)
	For the Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Ratios	2006	2006	2005	2005	2005
Return on average equity	6.62%	5.92%	5.71%	5.30%	5.35%
Return on average tangible equity	10.77%	9.22%	8.55%	7.92%	7.26%
Return on average assets	0.79%	0.73%	0.69%	0.68%	0.76%
Net interest margin	2.90%	2.89%	2.82%	2.99%	3.00%
Efficiency ratio	64.95%	67.52%	66.27%	63.52%	66.18%
Shareholders’ equity to total assets	11.42%	11.98%	12.22%	12.36%	13.03%
Tangible equity to total assets	6.99%	7.65%	8.19%	8.25%	8.91%

	KNBT Bancorp, Inc.
	Consolidated Statements of Income
	(unaudited)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
		(in thousands, except per share data)
Interest income	$36,661	$31,611	$72,932	$58,577
Interest expense	18,140	13,551	35,676	24,378

Net interest income	18,521	18,060	37,256	34,199
Provision for loan losses	1,200	534	1,950	1,268

Net interest income after
provision for loan losses	17,321	17,526	35,306	32,931
Non-interest income:
Deposit service charges	2,340	2,000	4,526	3,654
Securities gains	1,597	24	1,735	456
Gains on extinguishment of debt	—	—	1,179	—
Wealth management income	2,302	988	4,222	1,934
Bank-owned life insurance	781	712	1,555	1,364
Insurance group income	2,395	1,831	4,320	1,831
Other income	1,034	1,001	1,992	1,759

Total non-interest income	10,449	6,556	19,529	10,998
Non-interest expense:
Salaries, wages and employee benefits	11,147	9,479	21,821	17,327
Net occupancy and equipment expense	2,964	2,476	6,227	4,589
Other expenses	5,289	5,015	10,865	8,479

Total non-interest expense	19,400	16,970	38,913	30,395

Income before income taxes	8,370	7,112	15,922	13,534
Income tax expense	2,464	1,874	4,536	3,466

Net income	$5,906	$5,238	$11,386	$10,068

Net income per share- diluted	$0.21	$0.18	$0.40	$0.35
Net income per share- basic	$0.22	$0.18	$0.41	$0.35